UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 27, 2009

SINO CLEAN ENERGY INC.

(Exact name of registrant as specified in Charter)

Nevada	000-51753	75-2882833
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

Room 1605, Suite B, Zhengxin Building
No. 5, Gaoxin 1st Road, Gaoxin District
Xi’an, Shaanxi Province, People’s Republic of China

(Address of Principal Executive Offices)

(8629) 8209-1099

 (Issuer Telephone Number)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On or about March 27, 2009, we entered into an Exchange and Amendment Agreement (the “Agreement”) with the investors (the “Purchasers”) who acquired our 18% convertible debentures (the “Debentures”) and warrants (the “Warrants”) in a private placement pursuant to a certain Securities Purchase Agreement dated September 16, 2008 and September 19, 2008. The Agreement amends certain terms and conditions of the Debentures and the Warrants. The transaction contemplated by the Agreement closed on March 27, 2008.

The Agreement amends the terms of the Debentures as follows:

(a)           In the event an adjustment of the conversion price is mandated by the terms of the Debentures, such adjusted conversion price shall not be in any event lower than $0.05 per share;

(b)           While the Debentures are outstanding, if we issue shares of common stock or its equivalents at less than $0.05 per share, such issuance (excepting certain “Non-qualifying Issuances” as defined in the Securities Purchase Agreement) shall be deemed a default of the Debentures;

(c)           No less than 30 days from the maturity date of the Debentures, we shall establish an escrow account with a PRC law firm and shall deposit an amount of money equal to the aggregate principal of the Debentures and accrued interest thereon into such escrow account as follows: 50% concurrently with the establishment of the escrow account, and 50% no later than 15 days from the maturity date. On maturity date, provided that a Debenture has not been converted into common shares, an amount of funds equal to the principal amount of such Debenture and accrued interest thereon shall be paid from the escrow account to the holder of such Debenture upon its surrender and cancellation to us. Any remaining funds in the escrow account shall be released back to us; and

(d)           The Purchasers shall now have an option to extend the maturity date of the Debentures by one year by notifying us no less than 30 days prior to the maturity date or immediately after the filing of our quarterly report on Form 10-Q for the quarter ended September 30, 2009, whichever is later, provided that accrued interest as of the original maturity date shall continue to be payable on that date.

The Agreement amends the terms of the Warrants as follows: in the event an adjustment of the exercise price is mandated by the terms of the Warrants, such adjusted exercise price shall not be in any event lower than $0.05 per share.

The foregoing summary of the Agreement is qualified in its entirety by the text of the Agreement, a form of which is included as an exhibit hereto and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders

The disclosures under Item 1.01 are incorporated in this Item 3.03 by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

10.1	Form of the Exchange and Amendment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 30, 2009	Sino Clean Energy, Inc. (Registrant)

	By:	/s/ Baowen Ren

Baowen Ren
Chief Executive Officer